         As filed with the Securities and Exchange Commission on August 14, 2003
                                                    Registration No. 333-


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEOWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       23-2705700
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                    (Address of Principal Executive Offices)

                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

     Keith D. Schneck, Executive Vice President and Chief Financial Officer
                              Neoware Systems, Inc.
                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                     (Name and address of agent for service)
                                 (610) 277-8300
          (Telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

                           Nancy D. Weisberg, Esquire
                           McCausland, Keen & Buckman
                             Radnor Court, Suite 160
                          259 North Radnor-Chester Road
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000



====================================================================================================================================
                                                   Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed maximum
    Title of Securities            Amount to be                Proposed maximum               aggregate              Amount of
      to be registered             registered(1)           offering price per unit(2)     offering price(2)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock,                     500,000                       $15.15                    $7,575,000                $613
    $.001 par value
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional shares as may become issuable pursuant to the anti-dilution provisions of the Neoware Systems, Inc. 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on August 8, 2003, which was $15.15 per share.

Pursuant to General Instruction E to Form S-8, the contents of the registrant's Registration Statements on Form S-8 (Registration No. 33-93942, Registration No. 333-20185 and Registration No. 333-56298), are hereby incorporated herein by reference.


Item 8.  Exhibits.

         4.1(1)   1995 Stock Option Plan, as amended through December 4, 2002.

         5*       Opinion of McCausland, Keen & Buckman.

         23.1*    Consent of McCausland, Keen & Buckman (included in Exhibit 5).

         23.2*    Consent of KPMG LLP.

         23.3 Consent of Arthur Andersen LLP (omitted in reliance on Rule 437a under the Securities Act of 1933)

         25*      Power of Attorney (see signature page of the Registration
                  Statement).

                  -------------
                  (1) Filed as Exhibit 10.4 to the registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002.
                  *        Filed herewith.


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on the 14th day of August, 2003.

                                 NEOWARE SYSTEMS, INC.


                                 By: /S/ MICHAEL G. KANTROWITZ
                                     ------------------------------------------
                                         Michael G. Kantrowitz, Chairman,
                                         President and Chief Executive Officer

                                 By: /S/ KEITH D. SCHNECK
                                     -----------------------------------------
                                         Keith D. Schneck, Executive Vice
                                         President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael G. Kantrowitz and Keith D. Schneck, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By: /S/ MICHAEL G. KANTROWITZ                       Date:  August 14, 2003
   ------------------------------------
    Michael G. Kantrowitz, Chairman,
    President and Director

By: /S/ JOHN M. RYAN                                Date:  August 14, 2003
   ------------------------------------
    John M. Ryan, Director


By: /S/ CHRISTOPHER G. McCANN                       Date:  August 14, 2003
   ------------------------------------
    Christopher G. McCann, Director


By: /S/ JOHN P. KIRWIN, III                         Date:  August 14, 2003
   ------------------------------------
    John P. Kirwin, III, Chairman and
    Director


By: /S/ DAVID D. GATHMAN                            Date:  August 14, 2003
   ------------------------------------
    David D. Gathman, Director